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                                                                  Exhibit 10.113

                              EMPLOYMENT AGREEMENT

        AGREEMENT made as of the 1st day of September, 1996, by and between MEGO FINANCIAL CORP., a New York corporation (herein called "Company"), and JEROME J. COHEN (herein called "Employee").

                            BACKGROUND OF AGREEMENT

        The Company and the Employee mutually desire to agree upon the terms of the Employee's future employment with Company and are entering into this Agreement to set forth all of such terms and agreement.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

        1.      EMPLOYMENT

                The Company hereby employs the Employee, and the Employee hereby accepts employment upon the terms and conditions set forth herein.

        2.      DUTIES

                The Employee shall be an executive officer of the Company, and his duties and powers in such capacity shall be such as may be determined by the Board of Directors of the Company; provided that until action by the said Board of Directors, the powers and duties shall be those of President of the Company and its subsidiaries, and such powers and duties shall only be determined so that they are at all times consistent with those of an executive officer. During the term of this Agreement, the Employee shall also serve, without additional compensation, as a Director or Officer of the Company or any of its subsidiaries.

        3.      EXTENT OF SERVICES

                Employee agrees to devote as much time to the Company's business as necessary to fulfill his fiduciary responsibility. During the term of this Agreement, Employee agrees not to be engaged in the operation of any other business requiring any substantial amount of his


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business time, and except for such time as may be approved in connection with the affairs of such other companies as are approved by the Board of Directors of the Company. However, this provision shall not be deemed to prevent the Employee from investing and managing his assets in such form or manner as will not unreasonably interfere with the services to be rendered by Employee hereunder, or to prevent him from acting as a director, trustee, officer of; or upon a committee of, any other firm, trust or corporation where such positions do not unreasonably interfere with the services to be rendered by the Employee hereunder.

        4.      COMPENSATION

                4.1 As compensation for all services rendered by Employee to Company and its subsidiaries during the term hereof, Company agrees to pay and Employee agrees to accept the Basic Salary (as hereinafter defined) set forth in Section 4.2 hereof and the Incentive Bonus (as hereinafter defined) set forth in Section 4.3 hereof. However, neither the provisions for the Basic Salary or the Incentive Bonus nor any other provision of this Agreement shall be deemed to preclude Employee from being eligible to receive, or to participate in or to continue to participate in, any supplemental employee benefits which the Board of Directors of the Company may, from time to time, generally make available to, or provide for, executive and management employees of the Company or of any one or more of its subsidiaries, including such benefit plans as are now in force.

                4.2 The Basic Salary (herein called "Basic Salary") for the term of this Agreement shall be $300,000 per annum payable in agreed monthly installments or otherwise as mutually agreed. Notwithstanding the foregoing, the Employee's Basic Salary may be reduced in accordance with the provisions of
Section 6 below.

                4.3 For each fiscal year of the Company, commencing with fiscal 1997 and ending with fiscal 2001, the Employee shall receive, in addition to the Basic Salary as hereinabove defined, a sum of money (herein called the "Incentive Bonus") in an amount equal to two and one-half percent (2-1/2%) of the Incentive Income of the Company as defined in, and calculated pursuant to, the Executive Incentive Compensation Plan of the Company adopted by the Company's Board of


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Directors on June 22, 1994, a copy of which is attached hereto as Exhibit "A".
Such amount shall be due and payable whether or not the Company's Executive Incentive Compensation Plan shall be in effect for such fiscal year, and shall be paid no later than ninety days after the amount of Incentive Income can be calculated. Notwithstanding the foregoing, the Employee's Incentive Bonus may be reduced or eliminated in accordance with the provisions of Section 6 below.

        5.      TERM

                The term of this Agreement shall commence on September 1, 1996, and shall continue until January 31, 2002.

        6.      DISABILITY

                In the event that, while this Agreement is in force, Employee shall become disabled for any reason whatsoever so as to prevent him from performing his duties hereunder, and such disability shall continue for any consecutive period of six months or more, Company shall pay and Employee shall accept, from and after the end of such six-month period, (the "Disability Date") for the balance of the remaining term of this Agreement, an annual income benefit equal to one-half of the Basic Salary which was being received hereunder by Employee at the commencement of such six-month period. During such six-month period, Employee shall be entitled to compensation payable pursuant to Section 4 hereof. In addition, for the fiscal year in which the Disability Date may occur, the Incentive Bonus due and payable to the Employee shall be reduced to an amount calculated by multiplying the amount of the Incentive Bonus which would otherwise be due and payable to the Employee had he not become disabled, by a fraction, the numerator of which is the number of days from the commencement of the fiscal year through the Disability Date and the denominator of which is 365. The Employee shall not be entitled to any Incentive Bonus for a fiscal year commencing after the Disability Date.

        7.      EXPENSES

                The parties recognize that in the course of performing his duties hereunder, Employee will necessarily incur expenses in connection with his duties. Company agrees to reimburse Employee upon


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presentation of vouchers for reasonable expenses incurred by Employee in performance of his duties hereunder. Moreover, while this Agreement shall be in force, Company shall provide Employee with appropriate offices, in Las Vegas, Nevada, secretarial help, administrative staff and automobile and other transportation facilities in Las Vegas.

        8.      VACATION

                For and during each year of employment, Employee shall be entitled to reasonable vacation periods consistent with his position with the Company.

        9.      MEDICAL EXPENSES

                In addition to any other benefits which may be due to Employee, Company shall, to the extent that any medical insurance program established by Company, the premiums for which are to be paid by the Company, shall be insufficient to meet any medical expenses of Employee incurred from and after September 1, 1996, and prior to January 31, 2002, expend and pay over or reimburse to Employee the full amount by which such medical expenses shall exceed the benefits provided by such insurance.

        10.     SITUS

                This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        11.     ENTIRE AGREEMENT

                This Agreement constitutes the full and complete understanding and agreement of the parties and, effective September 1, 1996, supersedes all prior understandings and agreements between Employee and the Company or any of its subsidiaries concerning the subject matter of this Agreement, and may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

        12.     BINDING EFFECT

                This Agreement and all of the terms hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, administrators and assigns.


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        13.     SEVERABILITY

                In the event that is shall be determined, to the mutual satisfaction of the parties hereto, or by a final order of a court of competent jurisdiction, that any term or provision herein set forth is prohibited by, or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ATTEST:                                 MEGO FINANCIAL CORP.

/s/ DON A MAYERSON                      /s/ ROBERT NEDERLANDER
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Don A. Mayerson                         Robert Nederlander
Secretary                               Chairman of the Board and
                                        Chief Executive Officer


                                        /s/ JEROME J. COHEN
                                        ------------------------------
                                        Jerome J. Cohen
                                        Employee



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